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                                                                   EXHIBIT 10.30

                    SECOND AMENDMENT TO SECURITY AGREEMENT


     Reference is made to a certain Security Agreement dated June 5, 1997 as amended by a certain First Amendment to Security Agreement dated October 31, 1997 (the "Security Agreement") by and between DM Management Company, a Delaware Corporation, (the "Debtor") and Citizens Bank of Massachusetts (the "Secured Party").

     In consideration of Secured Party extending additional credit to the Debtor in the original principal amount of Seventeen Million Dollars ($17,000,000.00) and otherwise agreeing to further amend the Loan Agreement dated June 5, 1997 at the request of the Debtor, by a certain Second Amended and Restated Loan Agreement of even date herewith (the "Loan Agreement"), which the Secured Party is unwilling to do unless, among other things paragraph 1(e) of the Security Agreement is amended, among other things, to confirm that it secures (i) payment and performance of the Loan Agreement as so further amended, (ii) payment and performance of the "New Bridge Note" as defined in the Loan Agreement, and payment and performance of the "Short Term Revolving Note" and "Assignment of Certificate of Deposit" as defined in the Loan Agreement, as well as certain other instruments amended as of this date. The Debtor and the Secured Party hereby agree that the Security Agreement be and the same hereby is, amended by deleting Paragraph 1 thereof and replacing it with the following:

          The Debtor hereby grants to Secured Party, a security interest in all of the Debtor's present and future right, title and interest in and to the property described on Exhibit A (all of which is hereinafter called the "Collateral") to secure (a) the full payment of the sum of $8,500,000.00, or such lesser amount which shall have been advanced, together with interest and other charges, all as provided in a certain "Revolving Note" of the Debtor to the order of the Secured Party dated June 5, 1997, which note was amended and replaced by a certain "Replacement Revolving Note" dated October 31, 1997 in the face amount of $8,500,000.00, all as provided in a certain Loan Agreement dated June 5, 1997 as amended and restated as of March 5, 1998 (the "Loan Agreement") together with all substitutions or replacements therefor and all renewals or extensions thereof and the full performance of all other obligations of the maker of said note as provided therein; (b) the full payment of the sum of $1,650,000.00, as provided in a certain "Real Estate Note" (as defined in the Loan Agreement) of the Debtor to the order of the Secured Party dated July 30, 1997, executed and delivered by the Debtor to the Secured Party, pursuant to the Loan Agreement in the face amount of $1,650,000.00, with interest and other charges as provided therein, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and under a certain Real Estate Mortgage (as defined in the Loan Agreement) dated as of the date hereof executed and delivered in connection therewith; (c) the full payment of the sum of $3,600,000.00, with interest and other charges, all as provided in a certain "Term Note" (as defined in the Loan Agreement) of the Debtor to the order of the Secured Party dated June 5, 1997, executed and delivered by the Debtor to the Secured Party pursuant to the Loan Agreement, in the original face amount of $3,600,000.00, together with all substitutions or replacements therefor and all renewals or extensions thereof and the full
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          performance of all other obligations of the maker of said note as provided therein; (d) the full payment of the sum of $4,300,000.00, with interest and other charges, all as provided in a certain "New Bridge Note" (as defined in the Loan Agreement), of the Debtor to the order of the Secured Party dated as of the date hereof, executed and delivered by the Debtor to the Secured Party pursuant to the Loan Agreement, in the original face amount of $4,300,000.00, together with all substitutions and replacements therefor and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and under a certain "Bridge Mortgage" (as defined in the Loan Agreement) dated July 31, 1997; (e) the full payment of the sum of $17,000,000.00 together with interest and other charges, all as provided in a certain "Short Term Revolving Note" (as defined in the Loan Agreement) of the Debtor to the order of the Secured Party dated of even date herewith pursuant to the Loan Agreement in the face amount of $17,000,000.00 and all renewals and extensions thereof and the full performance of all other obligations of the maker of said note as provided therein and in a certain "Assignment of Certificate of Deposit" dated as of the date hereof executed and delivered in connection therewith; (f) the full payment and performance by the Debtor of all other indebtedness, obligations and liabilities of the Debtor to the Secured Party under the Loan Agreement, direct or indirect, absolute or contingent, now existing or hereafter arising (including, without limitation, all "Obligations", as defined in the Loan Agreement, whether or not specifically referred to herein), which Loan Agreement provides, among other things, for the establishment of a "Revolving Loan" (as defined therein) and for the issuance of Letters of Credit pursuant to "L/C Applications" (as defined therein) therein pursuant to which "Advances" (as defined therein) may be made from time to time, and for repayment of all or a portion of the outstanding balance of such Advances together with interest and other charges, all in accordance therewith, and for the grant of "Loans" (as defined therein) as provided therein; and (g) the full payment and performance of all covenants and agreements herein contained or referred to on the part of the Debtor to be kept and performed (collectively hereafter referred to as "Obligations").

     In all other respects, the Security Agreement shall remain in full force and effect in accordance with its terms.

     Executed as an instrument under seal as of the 5th day of March, 1998.

                                  DM MANAGEMENT COMPANY

/s/ Arlene L. Bender               /s/ Peter J. Tulp
----------------------------      -----------------------------------
Witness                             By: Peter J. Tulp
                                    Corporate Controller
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Agreed:  Citizens Bank of Massachusetts


       By: /s/ Lori B. Leeth, SVP
          -------------------------------------
          Lori B. Leeth, Senior Vice President



67343@CD/(1) 2nd Amend. to Sec. Agree. - D2